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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 7, 2001



                                  WAM!NET INC.
               (Exact name of registrant as specified in charter)

         Minnesota                      333-53841                 41-1795247
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

           655 Lone Oak Drive                                            55121
            Eagan, Minnesota                                          (Zip Code)
(Address of principal executive offices)

       Registrant's telephone number, including area code: (651) 256-5100



                                 Not Applicable
          (Former name or former address, if changed from last report)



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This report contains certain forward-looking statements and information relating to Wam!Net Inc., ("Wam!Net" or the "Company") that are based on the beliefs of Wam!Net management as well as assumptions made by and information currently available to management. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties, and assumptions, including the risk factors and uncertainties described in the Company's 2000 Form 10-K annual report. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as believed, estimated or expected.

Item 5. Other Events.

     WAM!NET Inc. (the "Company") announced that the Expiration Date of the Consent Solicitation related to the Company's 13-1/4% Senior Discount Notes due 2005, which had been scheduled to expire at 12:00 Noon, New York City time, on Tuesday, August 7, 2001, has been extended to 12:00 Noon, New York City time, on Tuesday, August 14, 2001.

Item 7. Financial Statements and Exhibits.

99.1      Amendment No. 2 to Solicitation of Consents, dated August 7, 2001.

99.2      Press Release, dated August 7, 2001.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WAM!NET INC.

                                        By: /s/ Lisa A. Gray
                                            ------------------------------
                                            Name:  Lisa A. Gray
                                            Title: Executive Vice President and
                                                   General Counsel

August 8, 2001